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                                                                       Exhibit 5


                                 MAYER, BROWN & PLATT
                                    1675 BROADWAY
                            NEW YORK, NEW YORK 10019-5820



                                                  May 11, 1998

Starwood Financial Trust
1114 Avenue of the Americas, 27th Floor
New York, New York 10036

Ladies and Gentlemen:

     We are acting as special counsel to Starwood Financial Trust, a Maryland real estate investment trust (the "Trust") in connection with the registration under the Securities Act of 1933, as amended, of up to 54,884,133 shares (the "Shares") of the Trust's Class A Shares, $1.00 par value per share (the "Class A Shares"), to be issued in connection with the reorganization of Starwood Financial Trust, a California business trust with and into the Trust, upon the terms and subject to the conditions set forth in the Trust's Registration Statement on Form S-4 covering the Shares (the "Registration Statement") filed with the Securities and Exchange Commission.

     In connection therewith, we have examined the Registration Statement and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein.

     We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

     Based on and in reliance upon the foregoing, we are of the opinion that the Shares proposed to be issued by the Trust have been duly and validly authorized for issuance and are fully paid and nonassessable Class A Shares.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters."

                                   Very truly yours,


                                   /s/ Mayer, Brown & Platt
                                   ------------------------
                                   MAYER, BROWN & PLATT